Exhibit 99.1

Press Release

Gulfport Energy Corporation Announces Executive Retirement

OKLAHOMA CITY (January 29, 2014) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today announced that James Palm, the Company’s Chief Executive Officer, has informed Gulfport of his decision to retire from the Company on February 15, 2014. In addition, Mr. Palm will resign from the Company’s Board of Directors effective February 15, 2014.

David L. Houston, Chairman of the Board, commented, “Jim’s exceptional leadership has been a key contributor to the success of Gulfport. Gulfport’s executive team has done a remarkable job at creating value for our stockholders and I am proud of the accomplishments we achieved together through the years. On behalf of the Board and the Company, I would like to thank Jim for his many years of service and I wish him the best in his personal and professional endeavors.”

James Palm, Gulfport’s Chief Executive Officer, said, “It has been an honor to spend the last eight years as the Chief Executive Officer of Gulfport. I am extremely proud of Gulfport’s evolution as a company. When I joined Gulfport, the Company had a market capitalization of $200 million and was trading in the over-the-counter market. Today, the Company has a market capitalization of nearly $5 billion and trades on the NASDAQ Global Select Market. Gulfport has been transformed from a Southern Louisiana pure play to a Company with substantial assets in the heart of the Utica Shale and interests in the Permian Basin and Canadian Oil Sands. Gulfport is strongly capitalized and well positioned for continued growth and success. I feel privileged to have worked beside an outstanding management team and exceptional employees and will continue to be an avid supporter and stockholder of the Company.”

Gulfport’s Board of Directors has begun a search for Mr. Palm’s successor. The Board intends to conduct a review of both internal and external candidates. During this interim period, Michael Moore, the Company’s President and Chief Financial Officer, will assume management responsibilities associated with the office and act as interim Chief Executive Officer pending the conclusion of the Board’s search.

About Gulfport

Gulfport is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 24.9% interest in Grizzly Oil Sands ULC, has an equity interest in Diamondback Energy Inc., a NASDAQ Global Select Market listed company, and has an interest in an entity that operates in Southeast Asia, including the Phu Horm gas field in Thailand.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor Contacts:

Paul K. Heerwagen IV

Director, Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888

Jessica R. Wills

Associate Director, Investor Relations

jwills@gulfportenergy.com

405-242-4421

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